UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
April 15, 2024
Date of Report (Date of earliest event reported)

CRITEO S.A.
(Exact name of registrant as specified in its charter)

France	001-36153	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Rue Blanche	Paris	France	75009
(Address of principal executive offices)			(Zip Code)
+33 17 585 0939
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	CRTO	Nasdaq Global Select Market
Ordinary Shares, nominal value €0.025 per share*		Nasdaq Global Select Market

*Not for trading, but only in connection with the registration of the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2024, in connection with the determination by the Board of Directors (the “Board”) of Criteo S.A. (the “Company”) of the slate of director nominees to stand for election at the Company’s 2024 Annual General Meeting of Shareholders (the “2024 AGM”), James Warner, a current director, notified the Company that he does not intend to stand for re-election to the Board at the 2024 AGM. Mr. Warner’s decision is not due to any disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices.

ITEM 8.01	Other Events

On April 16, 2024, the Company issued a press release announcing, among other things, that (i) Ernst Teunissen would stand for election to the Board as a new independent director at the 2024 AGM and (ii) Mr. Warner would not stand for re-election to the Board at the 2024 AGM, as described above under Item 5.02 of this Current Report on Form 8-K. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release issued by Criteo S.A., dated April 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Criteo S.A.

Date: April 16, 2024	By:	/s/ Ryan Damon
	Name:	Ryan Damon
	Title:	Chief Legal and Corporate Affairs Officer